Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-211175) of Akebia Therapeutics, Inc.,
(2)	Registration Statement (Form S-3 No. 333-203206) of Akebia Therapeutics, Inc.,
(3)

Registration Statement (Form S-8 No. 333-196748) pertaining to the Amended and Restated 2008 Equity Incentive Plan, the 2014 Incentive Plan, and the 2014 Employee Stock Purchase Plan of Akebia Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 No. 333-209469) pertaining to the 2014 Incentive Plan and the 2014 Employee Stock Purchase Plan of Akebia Therapeutics, Inc.,
(5)	Registration Statement (Form S-8 No. 333-216475) pertaining to the 2014 Incentive Plan and the 2016 Inducement Award Program of Akebia Therapeutics, Inc., and
(6)	Registration Statement (Form S-8 No. 333-222728) pertaining to the 2014 Incentive Plan and the 2016 Inducement Award Program of Akebia Therapeutics, Inc.,

of our report dated March 12, 2018, with respect to the consolidated financial statements of Akebia Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 12, 2018